                                                               EXHIBIT 10.5(c)

                FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

     This first amendment ("First Amendment") to the Loan and Security Agreement dated October 11, 1994 is entered into between CoastFed Business Credit Corporation ("Coast") and Ross Systems, Inc. ("Borrower").

     The parties contract with reference to the following facts:

     1. The parties have entered into a Loan and Security Agreement and related Collateral Agreements all dated October 11, 1994 (collectively the "Loan Agreement"). All capitalized terms not defined herein shall have the meaning attributed thereto in the Loan Agreement.

     2. Coast, Borrower and Argonaut Information Systems of California, Inc. ("Argonaut") are entering into an Intercreditor Agreement dated June 30, 1995 (the "Intercreditor Agreement") in order to make it possible for Borrower and Argonaut to settle an extant dispute between them.

     3. The parties intend, by this First Amendment, to amend the Loan Agreement to provide that after remittance of the amounts required to be received by Argonaut under Paragraph 4 of the Intercreditor Agreement: (a) the "Maintenance Accounts" (defined in the Intercreditor Agreement) shall not qualify as eligible Collateral and (b) the Borrower shall have no right to the Overadvance.

     NOW, THEREFORE, the parties agree as follows:

     A. The following provision that is contained in Section 2.1 of the October 11, 1994 Accounts Collateral Security Agreement is deleted effective upon the receipt by Argonaut of all remittances to which it is entitled under Paragraph 4 of Intercreditor Agreement:

                  "Subject to the credit limit set forth in the
             last sentence of Section 1.1 of the Loan Agreement, and without limiting CoastFed's discretion with respect to Loans, the amount of the Loans pursuant to this Section 2.1 may, in Coast's discretion, be increased above the percentage limit set forth above in this Section 2.1 (the "Overadvance") by an amount not to exceed $1,000,000, provided that the Overadvance shall remain outstanding during not more than 15 calendar days in each calendar month."

             No Overadvance shall be permitted after receipt, by Argonaut, of all the remittances to which it is entitled under Paragraph 4 of the Intercreditor Agreement.

     B. After remittance in full of the payments referred to in Paragraph 4 of the Intercreditor Agreement, the Maintenance Accounts shall no longer constitute Accounts that qualify as, nor shall there be any loans or advances made against, the Maintenance Accounts, but the Maintenance Accounts shall still constitute Collateral for the payment and performance in full of the Obligations.

     C. Except to the extent amended herein, the Loan Agreement remains in full force and effect and is hereby ratified and confirmed. The execution of this First Amendment shall not operate as a waiver of any provision of the Loan Agreement.

Dated: June 30, 1995                      COASTFED BUSINESS CREDIT CORPORATION


                                          By:   /s/ [ILLEGIBLE]
                                                ------------------------------

                                          Its:             SVP
                                                ------------------------------



Dated: June 30, 1995                     ROSS SYSTEMS, INC.


                                         By: /s/  Selby F. Little, III
                                             ------------------------------

                                                 Vice President &
                                        Its:    Chief Financial Officer
                                             ------------------------------





                                     -2-